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                                                                    EXHIBIT 4.03

                             STOCK OPTION AGREEMENT

                                    BETWEEN:

                         RETEK DISTRIBUTION CORPORATION

                                     - AND -

                                  The Employee


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                                TABLE OF CONTENTS

1.    PARTIES..............................................................  1

2.    DEFINITIONS..........................................................  1

3.    GRANT OF OPTION......................................................  1

4.    VESTING : EXERCISE PERIOD............................................  1
      4.1   VESTING OF RIGHT TO EXERCISE OPTION............................  1
      4.2   EXPIRATION PERIOD..............................................  1

5.    TERMINATION..........................................................  1
      5.1   TERMINATION FOR ANY REASON.....................................  1
      5.2   NO OBLIGATION TO EMPLOY........................................  2

6.    MANNER AND CONDITIONS OF EXERCISE....................................  2

7.    ADJUSTMENT OF SHARES.................................................  3

8.    COMPLIANCE WITH LAWS AND REGULATIONS.................................  3

9.    NON-TRANSFERABILITY OF OPTION........................................  3

10.   PRIVILEGES OF STOCK OWNERSHIP........................................  3

11.   BOARD POWERS.........................................................  3

12.   TAX CONSEQUENCES.....................................................  3

13.   CERTAIN CORPORATE TRANSACTIONS.......................................  3

14.   FURTHER ASSURANCES...................................................  4

15.   ENTIRE AGREEMENT.....................................................  4

16.   NOTICES..............................................................  4

17.   SUCCESSORS AND ASSIGNS...............................................  4

18.   GOVERNING LAW........................................................  4



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                         RETEK DISTRIBUTION CORPORATION
                             STOCK OPTION AGREEMENT

1.    PARTIES

This Stock Option Agreement (this "Agreement") between RETEK DISTRIBUTION CORPORATION, a company incorporated in the British Virgin Islands (the "Company") and the Employee named below (the "Employee") IS ENTERED INTO TO CONFIRM THE GRANT OF STOCK OPTIONS AND THE TERMS AND CONDITIONS THEREOF, EFFECTIVE AS AT THE DATE OF GRANT (AS HEREINAFTER DEFINED), ORIGINALLY GRANTED TO THE EMPLOYEE IN THE EMPLOYMENT AGREEMENT (AS HEREINAFTER DEFINED).

2.    DEFINITIONS

The following terms, when used in this Agreement, shall have the following meanings:

(a)   EMPLOYEE:                  ______________________________________________
(b)   SOCIAL SECURITY NUMBER:    ______________________________________________
(c)   EMPLOYEE'S ADDRESS:        ______________________________________________
(d)   TOTAL OPTION SHARES:       ______________________________________________
(e)   EXERCISE PRICE PER SHARE:  ______________________________________________
(f)   DATE OF GRANT:             ______________________________________________
(g)   VESTING START DATE:        ______________________________________________
(h)   EXPIRATION DATE:           ______________________________________________
(i) EMPLOYMENT AGREEMENT: MEANS THE AGREEMENT ENTERED INTO BETWEEN THE EMPLOYEE AND_______ DATED________.

3.    GRANT OF OPTION

The Company hereby CONFIRMS THE GRANT MADE to the Employee OF an option (this "Option") AS ORIGINALLY EVIDENCED IN THE EMPLOYMENT AGREEMENT, AND AS MORE PARTICULARLY SET FORTH IN THIS AGREEMENT, to purchase up to the total number of shares of common shares of the Company set forth above (collectively the "Shares") at the Exercise Price Per Share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Agreement.

4.    VESTING: EXERCISE PERIOD

4.1 VESTING OF RIGHT TO EXERCISE OPTION. This Option shall become exercisable as to portions of the Shares as follows:

(a) this Option shall not be exercisable with respect to any of the Shares until_______ (the "First Vesting Date");

(b) if the Employee has continuously provided service to the Company or any subsidiary (the "Subsidiary") of the Company as described in Schedule "A" hereto from the Date of Grant through the First Vesting Date and has not been Terminated on or before the First Vesting Date, then on the First Vesting Date, this Option shall become exercisable as to ____________ _________(___%) percent of the Shares; and

(c) thereafter, so long as the Employee continuously provides service to the Company or any Subsidiary and is not Terminated, on each successive anniversary of the First Vesting Date thereafter, this Option shall become exercisable as to an additional ___________ (___ %) percent of the Shares; provided that this Option shall, in no event, become exercisable with respect to more than One Hundred (100%) percent of the Shares.

4.2 EXPIRATION PERIOD. This Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 6.

5.    TERMINATION

5.1 TERMINATION FOR ANY REASON. If the employment of the Employee with the Company or any Subsidiary is Terminated for any reason (including the death or Disability of the Employee), then:

(a) if the Employee is Terminated for any reason, except the Employee's death or Disability of the Employee, then this Option, to the extent that it is exercisable by the Employee on the date of Termination, may be exercised by Employee (or Employee's legal representative) no later than three (3) months after the date of Termination, but in any event no later than the Expiration Date; or

(b) if the Employee is Terminated because of the death of the Employee, then this Option, to the extent (and only to the extent) that it is exercisable by the Employee on the date of Termination, may be exercised by the Employee's legal representative no later than twelve
      (12) months after the date of Termination but, in any event, no later than the Expiration Date. The term "Disability" when used in this Agreement means that the Employee's mental or physical health has deteriorated to the extent such that in the opinion of the Board of Directors of the Company, Employee is unable to perform his duties to the Company in an acceptable manner. The Company shall have sole discretion to determine if an Employee has suffered a Disability.

The term "Terminated" when used in this Agreement means the Employee has ceased to provide services as an employee, director, consultant, independent contractor or advisor, to the Company or a Subsidiary, except in the case of sick leave or other leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days. The Company shall have sole discretion to determine whether an Employee has ceased to provide


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services and the effective date on which the Employee ceased to provide services.

5.2 NO OBLIGATION TO EMPLOY. Nothing in this Agreement shall confer on the Employee any right to continue in the employ of, or other relationship with, the Company or any Subsidiary, or limit in any way the right of the Company or any Subsidiary to terminate the Employee's employment or other relationship at any time, with or without cause.

6.    MANNER AND CONDITIONS OF EXERCISE

Following are the terms and conditions of the Employee's right to exercise the
Options:

(a) To exercise this Option, the Employee (or in the case of exercise after the Employee's death, the Employee's executor, administrator, heir or legatee, as the case may be) must deliver to the Company, an executed Stock Option Exercise Agreement in the form prescribed by the Company or, if no such form is prescribed then an executed, written notice exercising the Option (the "EXERCISE AGREEMENT"), which shall set forth, inter alia, the Employee's election to exercise the Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding the Employee's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than the Employee exercises the Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise the Option.

(b)   The Option may only be exercised by the Employee: (i) unconditionally;
      (ii) by delivery of the Exercise Agreement to the Company within the time period set forth in this Agreement; and (iii) by payment to the Company of the Exercise Price for the Shares concurrent with delivery of the Exercise Agreement. The Option may only be exercised by the Employee as to more than one hundred (100) Shares unless it is exercised as to all Shares to which the Option is then exercisable.

(c) Payment of the Exercise Price shall be in cash OR cheque, acceptable to the Company, or where permitted by law:

      (i)   by cancellation of indebtedness of the Company to the Employee;

      (ii) by waiver of compensation due or accrued to the Employee for services rendered;

      (iii) provided that a public market with the Company's stock exists through a "same-day sale" commitment from the Employer and a broker dealer acceptable to the Company (the "Stock Broker") whereby the Employee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the Stock Broker irrevocably commits, upon receipt of such Shares, to forward the Exercise Price directly to the Company.

(d) This Option may not be exercised unless such exercise is in compliance with all applicable securities laws as they are in effect on the date of exercise.

(e) Prior to issuance of the Shares, upon exercise of this Option, the Employee shall pay to the Company or directly to the relevant taxing authorities, any applicable withholding obligations of the Company in relation to the exercise of the Option and issuance of the Shares resulting therefrom.

(f) Provided the Employee complies with the terms of this Agreement, including payment of the Exercise Price in a form and substance satisfactory to the Company and payment of any applicable withholding obligations of the Company, the Company shall issue the Shares registered in the name of the Employee and shall deliver share certificates representing the Shares with the appropriate legends affixed thereto.

7.    ADJUSTMENT OF SHARES

In the event that the number of outstanding shares of the capital stock of the Company is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then the number of Shares issuable upon exercise of the Option and the Exercise Price shall be proportionately adjusted, subject to any required action by the Board of Directors of the Company or the Shareholders of the Company in compliance with applicable securities law; provided however, that fractions of a Share shall not be issued but shall either be paid in cash, at fair market value, or shall be rounded up to the nearest share, as determined by the Company.

8.    COMPLIANCE WITH LAWS AND REGULATIONS

The exercise of this Option and the issuance and transfer of Shares shall be subject to compliance by the Company and the Employee with all applicable requirements of securities laws affecting the Employee or the Company or any successor company as a result of any Corporate Transaction (as hereinafter defined), with all applicable requirements of said laws and with all applicable requirements of any stock exchange on which the Shares may be listed at the time of such issuance or transfer. The Employee understands that the Company is under no obligation to register or qualify the Shares with any regulatory authority, to effect such compliance. Accordingly, the Shares issued upon the exercise of this Option may be subject to restrictions on transferability and resale pursuant to applicable securities law. The Employee is aware that he/she may be required to bear the financial risk of holding the Shares for an indefinite period of time. All certificates for Shares or other securities delivered pursuant to this Agreement shall be subject to such stock transfer orders, legends and other restrictions as the Company may deem necessary or advisable, including restrictions under any applicable securities law, or any rules, regulations and other requirements of any stock exchange or applicable regulatory authority.

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9.    NON-TRANSFERABILITY OF OPTION

This Option may not be transferred in any manner other than by Will or by the laws of descent and distribution and may be exercised during the lifetime of Employee only by Employee. The terms of this Option shall be binding upon the executors, administrators, successors and permitted assigns of Employee.

10.   PRIVILEGES OF STOCK OWNERSHIP

The Employee shall not have any rights of a shareholder with respect to any Shares until the Employee exercises this Option, pays the Exercise Price and has been issued the Shares by the Company.

11.   BOARD POWERS


11.1 Any dispute regarding the interpretation of this Agreement shall be submitted by the Employee or the Company to the Board of Directors of the Company for review. The resolution of such a dispute by the Board of Directors shall be final and binding on the Company and the Employee.

11.2 The Board of Directors of the Company may modify, extend or renew the Option and authorize the grant of a new Option(s) in substitution therefor, provided that any such action may not, without the written consent of the Employee, impair any of the Employee's rights under this Agreement. The Board of Directors of the Company may reduce the Exercise Price without the consent of the Employee.

12.   TAX CONSEQUENCES

The Employee understands and acknowledges that this Option is a non-qualified stock option for U.S. income tax purposes. The Employee understands that the Employee may suffer adverse tax consequences as a result of exercising all or any portion of this Option and acquiring or disposing of all or any portion of the Shares, including without limitation but by way of example. Employee may be treated as having received compensable income (taxable at applicable ordinary income tax rates) equal to the excess (if any) of the fair market value of the Shares on the day of exercise over the Exercise Price. The Employee represents that the Employee has consulted with such tax advisors as the Employee deems advisable in connection with the entering into of this Option and the Employee shall further consult with such tax advisors as the Employee deems advisable in connection with the exercise, purchase or disposition of any of the Shares and that the Employee is not relying on the Company for any tax advice.

13.   CERTAIN CORPORATE TRANSACTIONS

In the event of: (i) a merger or consolidation in which the Company is not the surviving Corporation (other than a merge or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction or other transactions in which there is no substantial change in the Shareholders of the Company); (ii) sale or exchange of 90% or more of the issued and outstanding shares in the capital of the Company to a single purchaser; or (iii) the sale of substantially all of the assets of the Company (each a "Corporate Transaction"), this Option may be assumed by the successor corporation (if any), which assumption shall be binding on the Employee. In the alternative, the successor corporation may substitute an equivalent option or provide substantially similar consideration to the Employee, as provided in the applicable definitive agreement executed by the Company and such successor corporation in connection with such Corporate Transaction.

14.   FURTHER ASSURANCES

The Employee shall, immediately upon demand by the Company, execute such necessary consents, waivers and agreements as may be required by the Company to complete any Corporate Transaction, including, without limitation, documents to amend this Agreement and this Option. The Employee agrees to promptly execute such waivers or other documents or agreements to permit the Company to issue further common shares to present or potential employees or other third parties contributing to the well-being of the Company and for purposes of any Corporate Transaction in such amounts and at such times as the Company may determine, in its absolute discretion.

15.   ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements with respect to such subject matter and, without limiting the generality of the foregoing, by way of example, the Employee acknowledges that this Agreement satisfies in full all obligations of the Company set forth in any prior inducement or offer of employment, employment agreement by the Company, a Subsidiary or by any officer, director or employee thereof, including (but not limited to) THE EMPLOYMENT AGREEMENT.

16.   NOTICES

Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Employee shall be in writing and addressed to the Employee at the address indicated above or to such other address as such party may designate in writing, from time to time. All notices shall be deemed to have been given or delivered upon: (i) personal delivery; (ii) two (2) business days after deposit with any return receipt express courier (prepaid); or (iii) one
(1) business day after transmission by telecopier.
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17.   SUCCESSORS AND ASSIGNS

The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and enure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfers set forth herein, this Agreement shall be binding upon the Employee and the Employee's heirs, executors, administrators, legal representatives, permitted successors and assigns.

18.   GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the law of the BRITISH VIRGIN ISLANDS.

      IN WITNESS WHEREOF the Company has caused this Agreement to be executed, in duplicate, by its duly authorized representative and the Employee has executed this Agreement, in triplicate, as of the Date of Grant.

RETEK DISTRIBUTION CORPORATION by     )    THE EMPLOYEE
its Authorized Signatory              )
                                      )
                                      )
                                      )
-----------------------------------   )
Authorized Signatory                  )    -----------------------------------
Name (Printed):                       )    Signature
Title:                                )    Name (Printed):


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                                  SCHEDULE "A"

      The Companies below listed are for purposes of the Retek Distribution Corporation Stock Option Agreement, each a Subsidiary of Retek Distribution Corporation:

            RETEK INFORMATION SYSTEMS INC.     (Canada)
            RETEK INFORMATION SYSTEMS, INC.    (USA)
            RETEK INFORMATION SYSTEMS PTY.LTD. (Australia)
            RETEK INFORMATION SYSTEMS LTD.     (UK)